Exhibit 99.2

Bluegreen Investor Presentation May 2023 bluegreenvacations

bluegreenvacations 2 Forward-looking Statements Certain statements in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on current expectations of management and can be identified by the use of words such as “believe”, “may”, “could”, “should”, “plans”, “anticipates”, “intends”, “estimates”, “expects”, and other words and phrases of similar import. Forward-looking statements involve risks, uncertainties, and other factors, many of which are beyond our control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, the risk that the Company is a holding company and, accordingly, will be largely dependent on dividends from Bluegreen to fund its expenses and obligations in future periods, and Bluegreen’s ability to pay dividends will depend on its results and may be limited by the terms of Bluegreen’s indebtedness; risks relating to Bluegreen’s business, operations, financial results, business strategy and prospects; risks related to public health, general economic conditions, including increasing interest rates, inflationary trends, a potential recession and supply chain issues, and our ability to successfully navigate any adverse condition; competitive conditions; labor market conditions, including costs and shortages of labor, and its impact on Bluegreen’s operations and sales; risks related to changes made to our vacation package programs and their impact on sales, including that the retail marketing reorganization may not result in the benefits anticipated; risks related to our investments in sales and marketing efforts and infrastructure, including their impact on our cash flow and the risk that they may not result in the benefits anticipated; risks related to resort acquisitions and our pursuit of acquisition and development opportunities, including that acquired or developed resorts may not open when planned, the costs and risks of development and renovation activities, including potential construction delays and environmental issues, that we may not be successful in identifying or consummating acquisition or development opportunities in the future, and that acquired or developed resorts may not be successfully operated or result in the benefits anticipated; risks relating to our liquidity and the availability of capital; the risk that our allowance for loan losses may not be adequate and, accordingly, may need to be increased in the future, including if Bluegreen’s default rates increase and exceed expectations; risks related to Bluegreen’s efforts to address the actions of timeshare exit firms and the increase in default rates associated therewith are not successful, or otherwise; risks related to our indebtedness, including the potential for accelerated maturities and debt covenant violations; the impact of public health and general economic conditions, including inflation, on Bluegreen’s consumers, including their income and level of discretionary spending, and on consumer traffic at retail locations; the risk that our core strategy of primarily offering a ‘drive-to’ network of resorts will not continue to serve as a growth driver; the risk that resort operations and club management segment may not continue to produce recurring EBITDA and free cash flow; risks that Bluegreen’s current or future marketing alliances and arrangements, including its marketing arrangements with Bass Pro and the Choice Hotels program, may not be renewed and will expire pursuant to their terms; the risk that vacation package sales, including those in the pipeline, may not convert to tours and/or VOI sales at anticipated or historical rates; the risk that resort occupancies may not continue at current or historical levels or meet expectations; our ability to successfully implement strategic plans and initiatives, generate earnings and long-term growth may not result in increased sales, revenues or efficiencies, or otherwise be successful; risks that construction defects, structural failures or natural disasters at or in proximity to Bluegreen’s resort; risks related to expansion of the resort network in existing and to new locations, including that such expansion may not be successful and may increase the Company’s debt and decrease the Company’s free cash flow; risks related to the mix of sales to new customers and existing owners, including that the level of sales to new customers may not be increased or maintained, or support net owner growth in the future; and the additional risks and uncertainties described in the Company's filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the “Risk Factors” section thereof), which was filed on March 13, 2023. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements. In addition, past performance may not be indicative of future results.

bluegreenvacations 3 Bluegreen Vacations Bluegreen Vacations Holding Corporation (NYSE: BVH; OTCQX: BVHBB) (the “Company") is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with 71 Club and Club Associate Resorts and access to nearly 11,400 other hotels and resorts through partnerships and exchange networks.

bluegreenvacations 4 Important: The attached materials are confidential. By accepting these materials, you agree to keep confidential the existence of and proposed terms of any contemplated transaction. Any attempt to copy, summarize or distribute these materials or any portion hereof in any form without the prior written consent of Bluegreen Vacations is strictly prohibited. Failure to comply with this directive may result in a violation of the Securities Act or the applicable laws of other jurisdictions. The information contained herein is subject to change without notice and is provided to you for informational purposes only. These materials do not constitute a commitment, or advice or recommendation, to enter into or conclude any transaction. This electronic presentation is not intended to be and does not constitute an offer or solicitation with respect to the purchase or sale of any securities.

5 Table of Contents Our Business Our Financing Operations Our Liquidity Profile Appendix

6 Our Business Section 1

bluegreenvacations
7

Overview

$743.4 Million[2] System-Wide VOI Sales

1994
Entered Vacation Ownership Industry

46%[2]
Sales to New Customers



71 Resorts
48 Club Resorts
23 Associate Resorts

$919.4 Million[2]
Revenue

~218,000[1]
Vacation Club Owners

$139.8 Million[2][3]
Adjusted EBITDA

~243,000[2] Tours

(1) Data as of 12/31/2022.
(2) For the year ended 12/31/2022.
(3) See appendix for a reconciliation of Adjusted EBITDA to Net Income.

bluegreenvacations 8 A Leading Operator of “Drive-To” Vacation Ownership Resorts Approximately 88% of owners live within a 4-hour drive to a Bluegreen resort Geographically diverse owner base Opportunities for growth in the western US Bluegreen Club Resorts (44) Bluegreen Club Resorts - Big Cedar JV (4) Club Associate Resorts (23) Percent of Owner Population by State 6-10% 4-5% 2-3% < 2% Resort and Owner data as of 12/31/22. Club Resorts include resorts in which owners have the right to use a significant amount of the units in connection with their ownership. Club Associate Resorts include resorts in which owners have the right to use a limited number of units in connection with their ownership.

bluegreenvacations 9 Our Resort Network is Growing! Bluegreen’s Streamside Resort VAIL, CO Bluegreen’s Panama City Beach Resort and Spa PANAMA CITY BEACH, FL

10 RESORT EXPANSIONS The Club at Big Bear Village BIG BEAR LAKE , CA Mills Springs† SMOKY MOUNTAINS, TN MountainLoft™ GATLINBURG, TN The Fountains™ ORLANDO, FL †This resort is not yet constructed and its construction is anticipated, but not guaranteed. Resort design and planned amenities are subject to change. Availability is subject to construction delays, permitting and meeting all applicable licensing and registration requirements. There is not yet a projected date for availability of accommodations. bluegreenvacations

11

Bluegreen Vacation Club – Owner Benefits



Basic Ownership[1]

100% of Owner Base

bluegreenvacations

71 Quality Resorts in Popular Destinations

RCI

4,200 Resorts in 110+ Countries

Significant vacation flexibility, including destination, length of stay and borrow-and-save options[2]

The Bluegreen Vacation Network Provides Access to a Variety of Destinations and Resort Types



OPTIONAL

Traveler Plus™ Program

$59 Annual Fee | 66% of Owner Base[3]

CHOICE HOTELS | prizzma direct exchange | SELECT CONNECTIONS™

400+ Internal Direct Exchange Resorts

coast to coast

Additional Vacation Options

Discounts at various hotels, leisure and retail establishments, and rental car agencies

(1) Requires annual payment of maintenance fees and club dues to the vacation club.
(2) Ability to borrow additional points for 1 year and in most cases rollover up to one year's worth of points for a one-time fee.
(3) Membership as of December 31, 2022

bluegreenvacations 12 Differentiated Owner Base Owner Age at Purchase(1) Baby Boomer 24% Silent Gen 3% Other 16% Gen Z(3) 2% Millennial 26% Gen X 29% Average Customer Household Income(2) ($ in thousands) $125 $110 $90 $86 $71 Marriot Vacatiosn Worldwide Hilton Grand Vacations Travel+ Leisure bluegreenvacations us Median Generation U.S. Adult Population Millennial 22% Gen X 20% Baby Boomer 21% Silent Gen 6% Gen Z 21% Represents owner age at time of purchase for sales to new owners 1/1/19-12/31/22. US Adult Population from US Census Bureau (2021). Above: VAC, HGV and TNL data from 2023, 2022 and 2018 investor presentations, respectively, issued by each. Bluegreen internal data from 2022. US Median income from US Census Bureau (2021). The majority of the Gen Z population is under 25 and does not qualify for our timeshare product.

bluegreenvacations 13 Value Proposition “Pre-paid” Vacations protect against inflation Diverse resort network with 5 different resort collections Total owners(1) 218,000+ New Owner sales to Millennial/GenX(2) >50% Average Owner tenure approximately 10 years(1) Resort Occupancy(1) Highlights Strong Demand 81% 80% 59% 79% 81% 2018 2019 2020 2021 2022 As of 12/31/2022. Represents owner age at time of purchase for sales to new owners 1/1/2019-12/31/2022. Represents total resort occupancy.

bluegreenvacations 14 Strong Margins and Growing Sales(1) (2) Adjusted EBITDA Margin to shareholders 23% 24% 21% 25% 23% 20% 13% 20% 19% 2014 2015 2016 2017 2018 2019 2020 2021 2022 System-Wide VOI Sales (in millions) $524 $553 $605 $619 $624 $619 $367 $618 $743 2014 2015 2016 2017 2018 2019 2020 2021 2022 As of 12/31/22. 2020 impacted by Covid pandemic.

15

Multi-Channel Sales & Marketing

12/31/2021(1)

211,000+
Vacation Packages Sold(1)

~214,000
Guest Tours
(New Customer & Existing Owners)(1)

$617.6.0 Million
System-Wide VOI Sales(1)

~217,000
Vacation Club Owners(1)


Vacation Packages & Leads
Bass Pro Shops
CHOICE HOTELS
Tours
Sales
In-House Tours
Owners

12/31/2022(2)

168,000+
Vacation Packages Sold(2)

~243,000
Guest Tours
(New Customer & Existing Owners)(2)

$743.4 Million
System-Wide VOI Sales(2)

~218,000
Vacation Club Owners(2)

Marketing Mix by Percent of Sales(2)


Samplers 2%
Other New Customer 22%
Choice 5%
Bass Pro/Cabelas 16%
Existing Owners 54%
New Customer Sales
Existing Owner Sales

(1) For the year ended 12/31/2021.
(2) For the year ended 12/31/2022.

16

Strategic Relationships

Bluegreen has multiple channels intended to generate sales within our core demographic


Bass Pro Shops
Cabela's


CHOICE
HOTELS


NASCAR

One-way, exclusive in-store Bass Pro marketing relationship.

Operation of 129 (gross) kiosks in Bass Pro and Cabela's[(1)] stores.

Marketing to Choice customers, including over 50 million Choice Privileges members through a call transfer program and outbound telemarketing methods.

Bluegreen Vacations is the Official Vacation Ownership provider of NASCAR®.

(1) As of January 1, 2023, 23 of our Cabela's marketing locations were converted to unmanned, virtual kiosks.

bluegreenvacations®

bluegreenvacations 17 Extensive Network to Reach Target Customers Bluegreen Club Resorts (44) Bluegreen Club Resorts - Big Cedar JV (4) Bluegreen Club Associate Resorts (23) Bass Pro Shops with BXG (69) Cabela’s' with BXG (59) Percent of Owner Population by state 6-10% 4-5% 2-3% < 2% Note: As of 3/1/22, unless otherwise indicated.

Our Financing Operations Section 2

bluegreenvacations 19 VOI Sales Financing & Mortgage Servicing VOI Notes Receivable Outstanding ($ in millions) $130 $199 $277 $352 $395 $421 $360 $325 $288 $524 $524 $544 $549 $572 $589 $551 $609 $764 12/31/2014 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 12/31/2020 12/31/2021 12/31/2022 Bluegreen Fee-Based Service Clients Bluegreen offers seller-financing to eligible timeshare customers to facilitate sales and earn potential net interest profits. Bluegreen receivables and certain fee-based service clients are serviced by Bluegreen’s mortgage management team. Our experienced mortgage management team has been servicing loans for over 30 years.

bluegreenvacations 20 Bluegreen VOI Delinquency Performance(1) (2) 31 Days Delinquent 60 Days Delinquent 90 Days Delinquent Total Delinquent As of 3/31/23. Excludes third party FBS loans serviced by Bluegreen and introductory products. Note: Loans are generally defaulted, and therefore no longer included in delinquency, after 127 days (after 120 days prior to 2/1/2019). Note: Each line on the graph is cumulative in that, for example, the 60-day line includes the 31-day delinquencies, etc.

bluegreenvacations 21 Typical Collection Process – VOI 10 Days A reminder email is sent, and telephone contact generally initiated on delinquent accounts once an account is 10 days past due. 30 Days Letter mailed advising the borrower (if a U.S. resident) that if the loan is not brought current, the delinquency will be reported to a credit reporting agency (attempts to make telephone contact continue). An additional reminder email is sent at 30 days and again at 45 days. 60 Days Letter sent by mail, advising that the borrower may be prohibited from making any future reservations for accommodations until the delinquency is cured (attempts to make telephone contact continue). An additional reminder email is sent at 60 days and 75 days. 90 Days “Notice of Intent to Cancel Membership” sent by mail, which informs the borrower that unless the delinquency is cured within 30 days, the borrower may forfeit ownership (attempts to make telephone contact continue). Final reminder email is sent. As soon as 120 Days Termination letter sent by mail, advising the borrower that the owner’s beneficial rights in the Bluegreen Vacation Club have been terminated and the loan is defaulted. Thereafter, the VOI is placed back into inventory for resale to a new purchaser.

bluegreenvacations 22 Impact of Timeshare Exit Firms Third-party firms and attorneys solicit and advise owners to stop paying their timeshare mortgages as a means of exiting their ownership, in most cases without the owner understanding the consequences. Industry-wide issue which resulted in increased default rates. Addressing the issue through a multi-pronged approach. Legal Several Exit Companies sued by Bluegreen are now subject to Final Permanent Injunction, prohibiting them from soliciting Bluegreen owners or directing them to stop payments on their obligations. State Attorneys-General have begun to bring enforcement actions against some Exit Companies while continuing to investigate others. Policy & Process Seeking to make options available to address Owners’ needs at the Bluegreen level. Improved onboarding for new owners. Outreach Increased communication with existing owners. Participation in ARDA’s Coalition for Responsible Exit.

bluegreenvacations 23 High Quality Loan Portfolio(1) Average FICO Score at Origination(2)(3) 671 722 727 720 716 712 714 711 716 724 7236 730 725 723 729 743 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD Annual Default Rate 9.0% 15.1% 11.6% 9.5% 7.9% 7.0% 6.9% 6.9% 7.4% 8.5% 8.3% 8.7% 9.8% 8.4% 8.5% 9.0% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD Approximately 93% of portfolio was on ACH as of 12/31/2022 Weighted average interest rate of 15.3% as of 12/31/2022 (all fixed-rate) In-house servicing team As of 3/31/23. Excludes third party FBS loans serviced by Bluegreen. Excludes loans with no FICO score. Bluegreen began FICO underwriting at point of sale for all loans in 2009.

bluegreenvacations 24 Bluegreen Collateral Comparison Bluegreen Marriott Travel + Leisure Hilton Holiday Inn Bluegreen Warehouse (Apr 2023) MVW 2023-1 SRFC 2023-1 HGVT 2022-2 HINTT 2022-A Aggregate Balance $229,620,854 $388,147,871 $273,972,712 $279,518,471 $206,506,343 Number of Loans 11,878 14,278 10,652 9,982 11,710 Average Balance $19,332 $27,185 $25,720 $28,002 $17,635 WA Current Equity 26.4% 21.3% 34.5% 29.7% - WA Coupon Rate 14.91% 13.51% 14.86% 13.30% 14.70% WA Original Term 120 146 120 122 120 WA Rem. Term 113 . 139 113 106 109 WA Seasoning 7 7 8 16 11 WA Credit Score 734 732 729 746 728 Range of FICO 625-844 550-843 600-818 600-843 600 - 850 % Foreign Obligors 0.0% 1 3.5% 0.0% 8.2% 2.8% % Domestic 100.0% 96.5% 100.0% 91.8% 97.2% No FICO Score 0.0% 1 6.9% 0.0% 8.2% 5.3% < 600 FICO — 1 0.8% — — — 600 - 699 FICO 29.3% 1 26.1% 30.0% 20.1% 33.8% 700+ FICO 70.7% 1 66.2% 70.0% 71.7% 60.9% 15-YrTerm Loans* -- 1 44.3% 1.3% 1.5% - Top 5 States 1 1 12.5% (FL) 25.8% (CA) 15.4% (CA) 14.3% (CA) 12.4% (TX) 6.8% (NC) 7.1% (FL) 7.2% (FL) 9.4% (FL) 10.1% (FL) 6.8% (TX) 5.1% (TX) 7.1% (TX) 8.5% (Foreign) 5.5% (NY) 5.4% (GA) 4.6% (NY) 6.1% (WA) 7.3% (TX) 5.1% (GA) 5.3% (Ml) 3.7% (NJ) 4.4% (NY) 4.3% (GA) 4.9% (NC)

Our Liquidity Profile Section 3

bluegreenvacations 26 Securitization History and Other Credit Facilities Recent Securitization History 2022-A 2020-A 2018-A 2017-A 2016-A 2015-A Initial Note Amount ($ in millions) $172.00 $131.00 $117.70 $120.20 $130.50 $117.80 Advance Rate 88.30% 88.00% 87.20% 88.00% 90.00% 94.25% Weighted Avg. Interest Rate 4.60% 2.60% 4.02% 3.12% 3.35% 3.02% Stated Maturity 2037 2036 2034 2032 2031 2030 Weighted Avg. FICO Score 724 726 718 713 707 708 Securitization History Term Securitization Initial Note Amount Outstanding111 2022-A $172 $142 2020-A 131 69 2018-A 118 39 2017-A 120 27 2016-A 131 16 2015-A 118 8 2013-A 111 0 2012-A 100 0 2010-A 108 0 BXG Legacy 2010 27 0 2008-A 60 0 2007-A 177 0 2006-B 139 0 2006-A (GE) 125 0 2005-A 204 0 2004-B 157 0 2004-A (GE) 39 0 ~$430 Million of Available Credit Facility Liquidity (2) Corporate Credit Line 70 $200 130 145 Syndicated Warehouse3 105 $250 Inventory Facility 42 $42 Liberty Bank Facility3 NBA Facility3 Pacific Western Bank Facility3 30 $40 39 Chart Area [ 44 $70 $50 Outstanding Available As of 12/31/22. Subject to eligible collateral, if applicable, and terms and conditions of each facility. Facilities for the financing of the Company’s VOI notes receivable.

bluegreenvacations 27 Strong Liquidity Position ($ in millions) LIQUIDITY POSITION Unrestricted Cash $140.2 $175.7 12/31/2021 12/31/2022 Free Cash Flow(1)(3) $63.4 ($28.0) 2021 2022 Availability(2) Under Credit Lines $266.1 $430.5 12/31/2021 12/31/2022 As of December 31, 2022, the Company had total availability(2) of $430.5 million under its receivable-backed purchase and credit facilities, inventory renovation loans and corporate credit line. Approx $150 million of loans available for financing lines. Low Leverage Ratio of 1.66 as of Dec 31, 2022. For the years ended 12/31/21 & 12/31/22, respectively. Subject to eligible collateral and the terms and conditions of each facility. See the Appendix for a reconciliation of cash flow from operating activities to free cash flow, which is defined as cash from operating activities less capital expenditures.

bluegreenvacations 28 Contractual Obligations as of December 31, 2022 ($ in millions) Jr. Subordinated Debentures'* Notes Payable 8 Other Contractual Obligations? * Receivable-Backed Debt* 171 106 59 22 26 5 137 325 < 1 YEAR 1-3 YEARS 4-5 YEARS > 5 YEARS Amounts do not include purchase accounting adjustments of $34.0 million. Contractual obligation amounts represent the $4.0 million annual cash payment to Bass Pro due in 2024 pursuant to the June 2019 settlement agreement and cash payments for leases and include interest expense of $9.6 million. Amounts do not include interest and are not adjusted for unamortized debt issuance costs of approximately $(8.0) million.

Appendix Section 4 For more information, see the Earnings Release for the year ended December 31, 2022, dated March 13, 2023, and the 2022 Annual Report on Form 10K filed with the Securities and Exchange Commission. Note that the Company refers to certain non-GAAP financial measures, including system-wide sales of VOIs, Adjusted EBITDA attributable to shareholders, and free cash flow, which are defined in the Company’s Earnings Release and Annual Report on Form 10-K for the year ended December 31, 2022. Please see the attached supplemental tables for additional information and reconciliation of such non-GAAP financial measures.

bluegreenvacations A SAMPLE OF Our Resorts Wilderness Club ™ at Big Cedar® | Ridgedale, MO Shenandoah Crossing ™ | Gordonsville, VA The Lodge Alley Inn ™ | Charleston, SC The Fountains | Orlando, FL The Innsbruck Inn | Aspen, CO

Éilan Hotel & Spa | San Antonio, TX La Cabana Beach Resort & Casino | Aruba Christmas Mountain Village ™ | Wisconsin Dells, WI Cibola Vista Resort & Spa | Peoria, AZ Bluegreen Club la Pension ™ | New Orleans, LA

The Club at Big Bear Village | Big Bear Lake, CA The Soundings Seaside Resort | Dennis Port, MA The Marquee | New Orleans, LA MountainLoft ™ | Gatlinburg, TN Bluegreen Club 36 ™ | Las Vegas, NV Grande Villas at World Golf Villas® | St. Augustine, FL

33

Consolidated Statements Of Operations and Comprehensive Income (Loss)

(In thousands, except per share data)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	For the Years Ended December 31, 2022	For the Years Ended December 31, 2021
Revenue:				
Gross sales of VOIs	$ 163,861	$ 119,918	$ 636,156	$ 426,556
Provision for loan losses	(26,642)	(21,275)	(100,431)	(72,788)
Sales of VOIs	137,219	98,643	535,725	353,768
Fee-based sales commission revenue	15,473	31,400	72,647	128,321
Other fee-based services revenue	33,357	32,195	131,910	123,454
Cost reimbursements	22,444	18,207	77,394	69,066
Interest income	28,233	21,905	99,739	81,691
Other income, net	1,240	653	2,014	813
Total revenues	237,966	203,003	919,429	757,113
Costs and Expenses:				
Cost of VOIs sold	13,797	9,829	58,665	29,504
Cost of other fee-based services	16,715	14,310	58,447	58,812
Cost reimbursements	22,443	18,208	77,394	69,066
Interest expense	14,018	8,057	42,953	35,329
Selling, general and administrative expenses	153,193	127,558	574,532	465,806
Other expense, net	—	—	—	—
Total costs and expenses	220,166	177,962	811,991	658,517
Income before income taxes	17,800	25,041	107,438	98,596
Provision for income taxes	(5,239)	(9,807)	(26,187)	(26,664)
Income from continuing operations	12,561	15,234	81,251	71,932
Benefit for income taxes	—	900	—	900
Net income from discontinued operations	—	900	—	900
Net income	12,561	16,134	81,251	72,832
Less: Income attributable to noncontrolling interests - continuing operations	4,912	3,004	16,866	14,102
Net income attributable to shareholders	$ 7,649	$ 13,130	$ 64,385	$ 58,730
Basic earnings per share from continuing operations	$ 0.41	$ 0.59	$ 3.26	$ 2.79
Basic earnings per share from discontinued operations	—	0.04	—	0.04
Basic earnings per share (1)	$ 0.41	$ 0.63	$ 3.26	$ 2.83
Diluted earnings per share from continuing operations	$ 0.41	$ 0.59	$ 3.24	$ 2.79
Diluted earnings per share from discontinued operations	—	0.04	—	0.04
Diluted earnings per share (1)	$ 0.41	$ 0.63	$ 3.24	$ 2.83
Cash dividends declared per Class A and B common shares	$ 0.15	$ —	$ 0.45	$ —

(1) Basic and Diluted EPS are calculated the same for both Class A and B common shares.

bluegreenvacations 34 Free Cash Flow(1) Reconciliation For the Twelve Months Ended December 31, (in thousands) 2022 2021 Net cash (used in) provided by operating activities $ (12,893) $ Purchases of property and equipment (15,098) Free Cash Flow $ (27,991) $ Free cash flow is a non-GAAP measure defined as cash provided by operating activities less capital expenditures for property and equipment. The Company focuses on the generation of free cash flow and considers free cash flow to be a useful supplemental measure of its ability to generate cash flow from operations and is a supplemental measure of liquidity. Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of liquidity. The Company’s computation of free cash flow may differ from the methodology used by other companies. Investors are cautioned that items excluded from free cash flow are a significant component in understanding and assessing the Company’s financial performance.

35

Contractual Obligations
as of December 31, 2022

Contractual Obligations	Payments Due by Period: Less than 1 year	1 – 3 Years	4 – 5 Years	After 5 Years	Unamortized Debt Issuance Costs	Total
Receivable-backed notes payable	$ —	$ 4,630	$ 136,836	$ 325,287	$ (5,131)	$ 461,622
Bluegreen notes payable and other borrowings	16,000	50,000	154,750	—	(2,012)	218,738
BVH note payable to BBX Capital, Inc.	—	50,000	—	—	—	50,000
Jr. subordinated debentures (1)	—	—	—	170,897	(914)	169,983
Noncancelable operating leases (2)	5,781	5,719	3,813	21,977	—	37,290
Bass Pro Settlement (3)	4,000	—	—	—	—	4,000
Contractual interest (4)	51,366	99,194	72,123	216,778	—	439,461
Total contractual obligations	$ 77,147	$ 209,543	$ 367,522	$ 734,939	$ (8,057)	$ 1,381,094

(1) Amounts do not include purchase accounting adjustments for junior subordinated debentures of $34.0 million.
(2) Amounts represent the cash payment for leases and includes interest of $9.6 million.
(3) Amounts represent the $4.0 million annual cash payment to Bass Pro due in 2024 pursuant to the June 2019 settlement agreement.
(4) Assumes that the scheduled minimum principal payments are made in accordance with the table above and the interest rate on variable rate debt remains the same as the rate at December 31, 2022.

36

Adjusted EBITDA Reconciliation

(in thousands)	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Net income attributable to its shareholders	$ **7,649**	$ 13,131	$ **64,385**	$ 57,830
Net income attributable to the non-controlling interest continuing operations	**4,912**	3,004	**16,866**	14,102
Net Income	**12,561**	16,135	**81,251**	71,932
Add: Depreciation and amortization	**4,351**	3,975	**15,889**	15,653
Less: Interest income (other than interest earned on VOI notes receivable)	**(1,219)**	(102)	**(1,710)**	(368)
Add: Interest expense - corporate and other	**8,386**	4,489	**25,042**	19,842
Add: Provision for income taxes	**5,239**	8,907	**26,187**	26,664
EBITDA	**29,318**	33,404	**146,659**	133,723
Add: Share - based compensation expense	**986**	427	**3,384**	1,036
Loss on assets held for sale	**262**	182	**230**	158
Add: Severance and other	**1,600**	—	**1,600**	2,403
Add: Retail marketing reorganization	**5,040**	—	**5,040**	—
Adjusted EBITDA	**37,206**	34,013	**156,913**	137,320
Adjusted EBITDA attributable to the non-controlling interest	**(4,970)**	(3,035)	**(17,101)**	(15,286)
Adjusted EBITDA attributable to shareholders	$ **32,236**	$ 30,978	$ **139,812**	$ 122,034

The Company defines EBITDA as earnings, or net income, before taking into account income tax, interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on debt secured by VOI notes receivable), and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted to exclude amounts of loss (gain) on assets held for sale, share-based compensation expense, and items that the Company believes are not representative of ongoing operating results, including severance costs and, for 2022, costs related to the reorganization of certain resort marketing operations. Adjusted EBITDA Attributable to Shareholders is Adjusted EBITDA excluding amounts attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen owns a 51% interest). For purposes of the calculation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders, no adjustments were made for interest income earned on VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the ordinary operations of the Company's business.

The Company considers EBITDA, Adjusted EBITDA, and Adjusted EBITDA Attributable to Shareholders to be indicators of operating performance, and they are used by the Company to measure its ability to service debt, fund capital expenditures and expand its business. EBITDA and Adjusted EBITDA are also used by companies, lenders, investors and others because they exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders are not recognized terms under GAAP and should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method or analyzing results as reported under GAAP. The limitations of using EBITDA, Adjusted EBITDA or Adjusted EBITDA Attributable to Shareholders as an analytical tool include, without limitation, that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders do not reflect (i) changes in, or cash requirements for, working capital needs; (ii) interest expense, or the cash requirements necessary to service interest or principal payments on indebtedness (other than as noted above); (iii) tax expense or the cash requirements to pay taxes; (iv) historical cash expenditures or future requirements for capital expenditures or contractual commitments; or (v) the effect on earnings or changes resulting from matters that the Company does not believe to be indicative of future operations or performance. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often have to be replaced in the future, and EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders do not reflect any cash that may be required for such replacements. In addition, the Company's definition of Adjusted EBITDA or Adjusted EBITDA Attributable to Shareholders may not be comparable to definitions of Adjusted EBITDA, Adjusted EBITDA Attributable to Shareholders or other similarly titled measures used by other companies.

bluegreenvacations 37 Club Configuration Bluegreen Vacation Club -‘Trust’architecture provides for the retention of voting rights once inventory is sold, management control and recovery of the underlying collateral for non-performing consumer loans or assessments without necessity of judicial process. Purchaser Bluegreen/3rd Party Developer Vacation Club Trust Promissory Note Deed To VOI Mortgage Owner Beneficiary Rights